BLUE DOLPHIN ENERGY COMPANY



PRESS RELEASE

FOR IMMEDIATE RELEASE
November 12, 2009

        BLUE DOLPHIN ENERGY COMPANY SUBSIDIARY ENTERS INTO NEW PIPELINE
                            TRANSPORTATION AGREEMENT

Houston,  November 12 /  PRNewswire / -- Blue Dolphin  Energy  Company  (NASDAQ:
BDCO) ("Blue Dolphin"), an independent oil and gas company with operations in the Gulf of Mexico, announced today that its wholly-owned subsidiary, Blue Dolphin Pipe Line Company, has contracted with a new shipper to provide gas and condensate transportation services for the shipper's production to be delivered into the Galveston Area Block 350 Pipeline. The production will be delivered into the pipeline in Galveston Area Block 385. The Company expects transportation services for this shipper to commence in early December 2009. Throughput volumes are not yet known. Blue Dolphin Pipe Line Company owns an 83% undivided interest in the Galveston Area Block 350 Pipeline.

Blue Dolphin Energy Company is engaged in the gathering and transportation of natural gas and condensate and production of oil and gas in the Gulf of Mexico.
For     further     information     visit    the     Company's     website    at
http://www.blue-dolphin.com.
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Contact:
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Thomas W. Heath
President
713-568-4725

Certain of the statements included in this press release, which express a belief, expectation or intention, as well as those regarding future financial performance or results, or which are not historical facts, are "forward-looking" statements as that term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The words "expect", "plan", "believe", "anticipate", "project", "estimate", and similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance or events and such statements involve a number of risks, uncertainties and assumptions, including but not limited to industry conditions, prices of crude oil and natural gas, regulatory changes, general economic conditions, interest rates, competition, and other factors. Should one or more of these risks or uncertainties materialize or should the underlying assumptions prove incorrect, actual results and outcomes may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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